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                                                                    Exhibit 99.1


                          MINORPLANET SYSTEMS USA, INC.
     AMENDED AND RESTATED AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS
                            ADOPTED NOVEMBER 18, 2003
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I. PURPOSE

The Audit Committee of Minorplanet Systems USA, Inc. (the "Committee") is established by and amongst the Board of Directors (the "Board") for the primary purpose of assisting the board in:

         o overseeing the integrity of the Company's financial statements,

         o overseeing the Company's compliance with legal and regulatory requirements,

         o overseeing the independent auditor's qualifications and independence,

         o overseeing the performance of the Company's internal audit function and independent auditor, and

         o overseeing the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Committee without Board approval, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

II. COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. No member of the Committee shall simultaneously serve on the audit committees of more than two (2) other public companies without prior Board approval.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.



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The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

III. RESPONSIBILITIES AND DUTIES

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the Company's independent auditors are responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements. Nor is it the duty of the Committee to conduct investigations to assure compliance with laws and regulations and compliance with the Company's Code of Ethics for Senior Financial Officers.

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1. Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.

2. Review and discuss with management and the independent auditors (including separate meetings from management) the Company's annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4. Review earnings press releases with management, including review of "pro-forma" or "adjusted" non-GAAP information.

5. Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

Independent Auditors

6. Appoint (subject to shareholder ratification, if applicable), approve the compensation of, retain (if desired), and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

7. Review with the independent auditor any problems or difficulties the auditor encountered in the course of its audit work (including any restrictions on the scope of the auditor services) and management's response, review the independent auditor's attestation and report on management's



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         internal control report; and hold discussions with the independent auditors regarding the following:

         o        all critical accounting policies and practices;

         o all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

         o other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

         o an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

8. At least annually, obtain and review a report by the independent auditor describing:

         o        the firm's internal quality control procedures;

         o any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

         o all relationships between the independent auditor and the Company.

9. Review and pre-approve both audit and nonaudit services to be provided by the independent auditor, as well as the fees and terms for providing such services. This duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (see Company's Policy of Procurement of Audit and Non-Audit Services).

10. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

11. Evaluate the performance of the Company's independent auditors and lead audit partner, and report its conclusions to the full Board.

12. Assure the rotation of the audit partners as required by applicable laws and regulations. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

Financial Reporting Processes and Accounting Policies

14. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about how they are meeting their respective certification obligations under the Sarbanes-Oxley Act of 2002 and about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls. Review and discuss any significant changes in the internal controls with the Chief Financial Officer and Chief Executive Officer.

15. In consultation with the independent auditors, review the integrity of the Company's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

16. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

17. Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.



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18.      Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

19. If no member of the Committee is a related party with respect to a particular transaction, review and approve all related party transactions. Such transactions may be approved by another committee of independent directors.

20. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting, or auditing matters. See "Policy Regarding Receipt, Retention, and Treatment of Complaints."

21. Establish and maintain procedures for the confidential, anonymous submission by Company Employees Regarding Questionable Accounting, Internal Control or Auditing Matters." See "Policy Regarding Confidential Submission to Audit Committee of Questionable Accounting or Audit Matters

Ethical Compliance, Legal Compliance, and Risk Management

22. Review and update periodically the Company's Code of Ethics for Senior Financial Officers and Code of Ethical Conduct for all employees and ensure that management has established a system to enforce this Code. See "Code of Ethics for Senior Financial Officers." Ensure that the codes are in compliance with all applicable rules and regulations.

23. Review management's monitoring of the Company's compliance with the Company's Code of Ethics for Senior Financial Officers and Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

24. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

25. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

26. Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company's major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

27. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

28. Approve the content of the report that the SEC requires be included in the Company's annual proxy statement.

29. Annually, perform a self-assessment relative to the Committee's purpose, duties and responsibilities outlined herein, and report the results of that evaluation to the Board.

30. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.



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